UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014 (November 20, 2014)

Fifth Street Senior Floating Rate Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35999	61-1713295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 681-3600

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2014, the Board of Directors of Fifth Street Senior Floating Rate Corp. (the “Company”) increased the size of the Board of Directors by one director and filled the vacancy created by such increase by appointing the Company’s former Chief Operating Officer and Chief Financial Officer, Alexander C. Frank. Mr. Frank will serve on the Company’s Board of Directors as a Class I interested director from November 20, 2014 until the Company’s 2017 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Mr. Frank, age 56, brings over 30 years of experience in finance, accounting, tax and risk management to the Board of Directors. Mr. Frank served as Chief Operating Officer of the Company from November 2013 to July 2014 and previously served as the Company’s Chief Operating Officer. He currently serves as Chief Operating Officer and Chief Financial Officer of Fifth Street Asset Management Inc., and Chief Financial Officer and Chief Risk Officer of Fifth Street Opportunities Fund, L.P. Prior to joining the Company, he served as a managing director and chief financial officer of Chilton Investment Company LLC, a global investment management firm, from September 2008 to March 2011, where he was responsible for finance and operations infrastructure. Prior to that, Mr. Frank spent over 22 years at Morgan Stanley, having served as global head of institutional operations, global corporate controller and chief financial officer of U.S. broker/dealer operations and global treasurer. In his roles, he oversaw various securities infrastructure services, creating efficiencies throughout the organization, and managed all aspects of the internal and external financial control and reporting functions. He also oversaw the firm’s financing, capital planning, cash management and rating agency functions. Mr. Frank began his career in audit and tax accounting at Arthur Andersen LLP before joining Morgan Stanley in 1985. He received an M.B.A. from the University of Michigan and a B.A. from Dartmouth College.

There are no arrangements or understandings between Mr. Frank and any other persons pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Frank or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 25, 2014	FIFTH STREET SENIOR FLOATING RATE CORP.

By:	/s/ David H. Harrison
	Name:	David H. Harrison
	Title:	Chief Compliance Officer